UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): October 3, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As disclosed in Chico’s FAS, Inc.’s (the “Company”) 2007 proxy statement filed with the Securities Exchange Commission (“SEC”) on May 7, 2007, Patricia Murphy Kerstein’s current employment agreement, as filed with the SEC on April 7, 2006, originally contemplated that Ms. Murphy Kerstein would remain in the position of Executive Vice President throughout the initial term of the agreement which initial term was scheduled to continue until March 31, 2008. As disclosed, the Company’s plan was to transition Ms. Murphy Kerstein’s responsibilities to her successor, Michele M. Cloutier, by the end of this initial term. The Company has been able to effectuate this transition of responsibilities earlier than originally contemplated. Commensurate with this completion of the transition of responsibilities Ms. Murphy Kerstein’s employment agreement has been amended, effective October 3, 2007, to reflect that her title has changed from Executive Vice President to Consultant, but without any reduction in her compensation or any other changes or amendments to her employment agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: October 9, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and Chief Accounting Officer and Assistant Secretary

3